Exhibit 10.4
SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
     This SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of the 15th day of November, 2010, by and among PLATINUM OWNERCO, LLC, a Delaware limited liability company (“Platinum OwnerCo”), PLATINUM LEASECO, LLC, a Delaware limited liability company (“Platinum LeaseCo”), SOUTH 17TH STREET INTERMEZZCO, LLC, a Delaware limited liability company (“MezzCo” and together with Platinum LeaseCo and Platinum OwnerCo, individually a “Seller Party” and collectively, the “Seller Parties”), SPARTANS OWNER LLC, a Delaware limited liability company (“Spartans Owner”), and SPARTANS LESSEE LLC, a Delaware limited liability company (“Spartans Lessee” and together with Spartans Owner, individually a “Purchaser Party” and collectively, the “Purchaser Parties”). The Seller Parties and the Purchaser Parties are collectively referred to herein as the “Parties”.
     WHEREAS, the Parties entered into a certain Membership Interest Purchase Agreement dated on October 13, 2010, as amended by the certain First Amendment to Membership Interest Purchase Agreement dated November 12, 2010 (the “Purchase Agreement”), concerning the purchase and sale of the membership interests in South 17th Street OwnerCo Mezzanine, LLC, a Delaware limited liability company, and South 17th Street LeaseCo Mezzanine, LLC, a Delaware limited liability company (defined therein as the Target Interests); and
     WHEREAS, the Parties desire to amend the Purchase Agreement as set forth herein.
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby the Parties agree to amend the Purchase Agreement as follows:
     1. Definitions. All initial capitalized terms used, but not defined, in this Amendment shall have the meanings set forth in the Purchase Agreement.
     2. Amendment to Section 1. The Parties hereby agree that the following definitions are added to Section 1 of the Purchase Agreement in alphabetical order:
     “Debt” has the meaning given in the Mortgage Loan Agreement.
     “Debt Assumption” has the meaning set forth in Section 2(h) hereof.
     “Guarantor” has the meaning given in the Mortgage Loan Agreement.
     “Guaranty” has the meaning given in the Mortgage Loan Agreement.
     “Mortgage Lender” means the Lender, as defined in the Mortgage Loan Agreement.
     “Mortgage Loan Documents” means the Loan Documents, as defined in the Loan Agreement.

     “Mortgage Loan Transfer Fees” has the meaning set forth in Section 5(c) hereof.
     Furthermore, the Parties hereby agree that clause (i) of the definition of Purchaser Parties Liabilities is hereby deleted and replaced with the following:
“(i) with respect to the Target Interests, Target Parties, OwnerCo LLC, LeaseCo LLC, the Property or the Hotel to the extent first arising or accruing on or after the Closing Date including, without limitation, (A) Liabilities to the extent accruing on or after the Closing Date under the Tenant Leases, the Management Agreement (including obligations in respect of Employees thereunder), the Contracts, the Permitted Exceptions, the Licenses and Permits, the third-party license agreements for the IT Systems, the Bookings, and, in the event of the consummation of the Debt Assumption as part of the consummation of the transactions contemplated hereby, the Mortgage Loan and Mortgage Loan Documents, and (B) Liabilities resulting from any Third-Party Claim based on events or circumstances to the extent first arising or accruing on or after the Closing Date;”
     Furthermore, the Parties hereby agree that clause (i) of the definition of Seller Parties Liabilities is hereby deleted and replaced with the following:
“(i) with respect to the Target Interests, Target Parties, OwnerCo LLC, LeaseCo LLC, the Property or the Hotel to the extent first arising or accruing prior to the Closing Date, including, without limitation, (A) Liabilities to the extent accruing prior to the Closing Date under the Tenant Leases, the Management Agreement (including obligations in respect of Employees thereunder), the Contracts, the Permitted Exceptions, the Licenses and Permits, the third-party license agreements for the IT Systems, the Bookings, and, in the event that the Purchaser Parties do not timely make an election for the Debt Assumption (as provided in Section 2(h)) or the Debt Assumption is not otherwise consummated as part of the consummation of the transactions contemplated hereby, the Mortgage Loan, and (B) Liabilities resulting from any Third-Party Claim based on events or circumstances to the extent first arising or accruing prior to the Closing Date;”
     3. Amendment to Section 2(c). The Parties hereby agree that the first clause (prior to the colon) of the first sentence of Section 2(c) of the Purchase Agreement is hereby deleted and replaced with the following:
“Subject to adjustment as expressly provided herein, the Purchaser Parties shall pay Eighty-Eight Million Four Hundred Eight-Six Thousand Two Hundred Forty and 00/100 Dollars ($88,486,240.00) as the purchase price for the Target Interests (the “Purchase Price”) to the Seller Parties as follows:”
     Furthermore, the Parties hereby agree that Section 2(c)(iii) of the Purchase Agreement is hereby deleted and replaced with the following:
“At the Closing, the Deposit shall be released to the Seller Parties and the Purchaser Parties shall deliver the balance of the Purchase Price in immediately available funds; provided, however, in the event of the consummation of the Debt Assumption as part of the consummation of the transactions contemplated hereby, the Purchaser Parties shall receive a credit to the Purchase Price for the amount of the Debt outstanding as of the Closing Date (but excluding any Mortgage Loan Transfer Fees), and the Purchaser Parties shall deliver the balance of the Purchase Price in immediately available funds.”
     4. Addition of Section 2(h). The Parties hereby agree that Section 2(h) is added to the Purchase Agreement as follows:
Debt Assumption and Release. The Purchaser Parties shall have the right to elect, by providing the Seller Parties with written notice of such election no later than three (3) Business Days prior to the date set for Closing, to retain the Debt in place and not to require its payoff and discharge as of Closing (the “Debt Assumption”) (the failure to make such election timely being deemed an election to not pursue such Debt Assumption), provided that, at or prior to Closing, (i) the Purchaser Parties shall have received and delivered to the Seller Parties all required approvals of the Mortgage Lender and/or any other Person under and/or contemplated by the Mortgage Loan in conjunction with such Debt Assumption, (ii) the Purchaser Parties shall cause each Guarantor under each Guaranty to be fully released and all other Mortgage Loan Documents amended so as to release each Guarantor of all Liabilities under the Mortgage Loan Documents, all in form and substance acceptable to the Seller Parties and each Guarantor in their respective reasonable discretion, and (iii) the Purchaser Parties shall (A) cause the Mortgage Lender to provide an estoppel certificate to the Seller Parties setting forth the matters described in Section 5.1.15 of the Mortgage Loan Agreement, and (B) use commercially reasonable efforts to cause the Mortgage Lender to additionally state in such estoppel certificate that it has no outstanding claims against, and that there are no outstanding defaults by, any of the Target Parties, OwnerCo LLC or LeaseCo LLC under the Mortgage Loan Documents as of the Closing Date, all in form and substance acceptable to the Seller Parties in their reasonable discretion. If the Purchaser Parties timely elect to pursue the Debt Assumption, then (y) the date set for Closing shall be December 1, 2010 (instead of November 22, 2010), and (z) the Purchaser Parties shall have the additional option to extend the date set for Closing to December 15, 2010, upon prior written notice thereof delivered by the Purchaser Parties to the Seller Parties on or before December 1, 2010, and the deposit by the Purchaser Parties with the Escrow Agent on or before December 1, 2010, of an additional amount of SIX MILLION and 00/100 DOLLARS ($6,000,000.00), which shall be added to and become a part of the “Deposit” hereunder. If the Purchaser Parties timely elect to pursue the Debt Assumption, then the Purchaser Parties shall use commercially reasonable efforts to cause the satisfaction of the foregoing conditions for Debt Assumption and the Seller Parties shall use commercially reasonable efforts in cooperating with the Purchaser Parties in connection therewith; provided, however, the Parties agree that in no event shall the foregoing conditions for Debt Assumption be a Purchaser Parties Closing Condition. For the avoidance of doubt, in the event that any condition for the Debt Assumption shall fail to have been satisfied for any reason at or prior to the date set for Closing (as extended and as may have been further extended pursuant hereto), then the Purchaser Parties shall nevertheless proceed with the consummation of the transaction contemplated hereby without such Debt Assumption, subject to the terms hereof. If the Purchaser Parties timely elect to pursue the Debt

Assumption, and any condition for the Debt Assumption shall fail to have been satisfied for any reason at or prior to the date set for Closing (as extended and as may have been further extended pursuant hereto), then the Seller Parties shall have the right, from time to time and in each instance upon written notice thereof to the Purchaser Parties, to extend the date set for Closing (as extended and as may have been further extended pursuant hereto) by any number of days, not in excess of three (3) Business Days as the Seller Parties deem necessary (in their sole and absolute discretion) to prepare for the consummation of the transactions contemplated hereby without such Debt Assumption.
     5. Addition of Section 4(c)(i). The Parties hereby agree that the first two sentences of Section 4(c)(i) are hereby deleted and replaced by the following:
Unpermitted Exceptions. If the Purchaser Parties object to any (1) liens, encumbrances or other exceptions to title (the “Title Exceptions”) disclosed in the Title Commitment, or (2) encroachments by improvements on adjoining properties onto or over the Land, any encroachments of the Improvements onto or over adjoining properties, setback lines or easements (to the extent in violation thereof) or other survey defects (the “Survey Defects”) disclosed in the Existing Survey or Updated Survey (if any), the Purchaser Parties shall confer with the Title Company and the Seller Parties to attempt to agree on which shall constitute “unpermitted exceptions” to title to the Real Property (the “Unpermitted Exceptions”) prior to the expiration of the Due Diligence Period; provided, however, that (A) the Management Agreement, (B) all liens and encumbrances caused or created by any Purchaser Parties Indemnitee, and (C) in the event that the Debt Assumption is consummated as part of the consummation of the transactions contemplated hereby, the mortgage and related lien and recorded security documents securing the Mortgage Loan, shall in no event constitute Unpermitted Exceptions. Notwithstanding the foregoing, the Seller Parties agree that the following shall constitute Unpermitted Exceptions: (I) if the Purchaser Parties do not timely make an election for the Debt Assumption (as provided in Section 2(h)) or the Debt Assumption is not otherwise consummated as part of the consummation of the transactions contemplated hereby, the Mortgage Loan, (II) any other mortgages, deeds of trust or other security interests for any financing (other than the Mortgage Loan) incurred by any Target Party, OwnerCo LLC or Operating Tenant prior to Closing (unless the Purchaser Parties are entitled to a credit therefor pursuant to this Agreement), (III) Taxes which constitute Title Exceptions which would be delinquent if unpaid at Closing; provided, however, that if any such Taxes are payable in installments, such obligation shall apply only to the extent such installments would be delinquent if unpaid at Closing, and (IV) any other Title Exceptions objected to by the Purchaser Parties which may be removed in accordance with its terms by payment of a liquidated amount which in the aggregate do not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) (the items set forth in (I), (II), (III) and (IV) above being referred to herein as “Automatic Unpermitted Exceptions”).
     6. Amendment to Section 5(c). The Parties hereby agree that clause (8) of the second sentence of Section 5(c) of the Purchase Agreement is hereby deleted and replaced with the following:

“(8) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by the Purchaser Parties, and any transfer, assumption or other fees and expenses charged by the Mortgage Lender or any other Person, including the lender’s attorney’s fees (the “Mortgage Loan Transfer Fees”), with respect to any Debt Assumption and/or the satisfaction of the conditions therefor; and”
     7. Amendment to Section 6(b)(ii). The Parties hereby agree that Section 6(b)(ii) of the Purchase Agreement is hereby deleted and replaced with the following:
“The Seller Parties shall have caused (or made arrangements to cause at Closing (including the use of the Purchase Price therefor)) the prepayment of the Debt in whole; provided, however, the Seller Parties shall not be required to cause the prepayment of the Debt if the Debt Assumption is consummated as part of the consummation of the transactions contemplated hereby;”
     8. Addition to Section 9(a). The Parties hereby agree that Section 9(a)(xxxiv) is added to the Purchase Agreement as follows:
“Subject to the Purchaser Parties’ timely election to pursue the Debt Assumption, (i) the Seller Parties have delivered a true, correct and complete copy of the Mortgage Loan Documents to the Purchaser Parties, (ii) to Seller Parties’ knowledge, there are no material defaults, disputes, claims, rights of offset or events which, with the giving of notice or the passage of time or both, could become material defaults under the Mortgage Loan Documents, and (iii) neither OwnerCo LLC nor Operating Tenant has given or received any written notice of any breach or default under the Mortgage Loan Documents which has not been cured;”
     9. Amendment to Section 12(a). The Parties hereby agree that the words “and the Mortgage Loan Documents (subject to the Purchaser Parties’ timely election to pursue the Debt Assumption)” are hereby inserted into clause (ii) of the first sentence of Section 12(a) of the Purchase Agreement immediately after the words “Management Agreement” and before the words “in all material respects.”
     10. Amendment to Section 14(e). The words “, and Section 9(a)(xxxiv)” shall be added after the word “inclusive” in Section 14(e).
     11. Amendment to Section 18(c). The Parties hereby agree that the words “, and the Purchaser Parties may assign eighty-nine percent (89%) of their right to acquire the Mezz OwnerCo Interests to Pebblebrook Hotel, L.P., a Delaware limited partnership” are hereby inserted at the end of the second sentence of Section 18(c) of the Purchase Agreement.
     12. Seller Parties Due Diligence Satisfaction. Pursuant to Section 3(a)(i) of the Purchase Agreement, the Purchaser Parties hereby provide notice to the Seller Parties of their satisfaction with the result of their due diligence review of the Property and hereby waives their right to terminate the Purchase Agreement pursuant to the Due Diligence Contigency. The Seller Parties hereby acknowledge receipt of the foregoing waiver.
     13. No Other Amendments. Except as otherwise expressly amended by this Amendment, (i) this Amendment shall not otherwise operate to waive, modify, release, consent to or in any manner affect any rights or obligations of the Parties under the Purchase Agreement, and (ii) the Purchase Agreement (as amended by this Amendment) shall remain in full force and effect.
     14. Conflict. Any conflict between the terms of the Purchase Agreement and the terms of this Amendment shall be resolved in favor of the terms of this Amendment.
     15. Incorporation of Recitals and Schedules. The recitals to this Amendment are incorporated herein by such reference and made a part of this Amendment.
     16. Execution of Amendment. Any Party may deliver executed signature pages to this Amendment by facsimile or other electronic transmission to any other Party, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
[Remainder of page intentionally left blank;
Signatures on following pages.]

     In witness hereof, each party has caused this Amendment to be executed and delivered in its name by a duly authorized officer or representative.

SELLER PARTIES PLATINUM OWNERCO, LLC, a Delaware limited liability company
By:	/s/ Eric Siegel
	Name:	Eric Siegel

PLATINUM LEASECO, LLC, a Delaware limited liability company
By:	/s/ Eric Siegel
	Name:	Eric Siegel

SOUTH 17TH STREET INTERMEZZCO, LLC, a Delaware limited liability company
By:	Platinum OwnerCo, LLC, a Delaware limited liability company, its sole member

By:	/s/ Eric Siegel
	Name:	Eric Siegel

PURCHASER PARTIES SPARTANS OWNER LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher

SPARTANS LESSEE LLC, a Delaware limited liability company
By:	/s/ Thomas C. Fisher
	Name:	Thomas C. Fisher